UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 18, 2007

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4448	36-0781620
(Commission File Number)	(IRS Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois	60015-4633
(Address of principal executive offices)	(Zip Code)

(847) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Results.

On October 18, 2007, Baxter International Inc. issued an earnings press release for the quarterly period ended September 30, 2007. The press release, including attachments, is furnished as Exhibit 99.1 to this report.

The press release contains non-GAAP financial measures as defined by the Securities and Exchange Commission. These measures are used in addition to results presented in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures reflect an additional way of viewing aspects of the company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the company's business. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety.

The non-GAAP financial measures include adjusted net income and adjusted earnings per diluted share, each excluding special items. Special items are excluded because they are unusual or nonrecurring and accordingly can be highly variable, difficult to predict, and of a size that may substantially impact the company’s reported operations for a period. Management believes that non-GAAP earnings measures facilitate a fuller analysis of the company’s results of operations, particularly in evaluating performance from one period to another. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor performance, and in setting performance compensation targets.

The press release also uses “free cash flow,” which is defined as cash flow from operations less capital expenditures and is not a measure defined in accordance with GAAP. This measure is used internally to evaluate the company’s performance, and management believes that free cash flow is a useful measure to investors in that it provides a representation of the company’s cash level available to reduce debt outstanding, pay common stock dividends, repurchase common stock or make strategic investments and acquisitions.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated October 18, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAXTER INTERNATIONAL INC.

By:	/s/ David P. Scharf
David P. Scharf Corporate Vice President, Associate General Counsel and Corporate Secretary

Date: October 18, 2007

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 18, 2007.